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                                                                EXHIBIT 10.21

CONFIDENTIAL


                      DISTRIBUTION AND PROMOTION AGREEMENT

         This Distribution and Promotion Agreement (the "AGREEMENT") is entered into as of November 20, 2000 (the "EFFECTIVE DATE") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("YAHOO") and Match.com, a Delaware corporation and a wholly owned subsidiary of Ticketmaster Online-CitySearch, Inc., a Delaware corporation with offices at 790 E. Colorado Blvd., Suite 100, Pasadena, California 91101 ("Match").

In consideration of the mutual promises contained in this Agreement, Yahoo and Match hereby agree as follows:

SECTION 1.        DEFINITIONS.

1.1 "CO-BRANDED CONFIRMATION PAGE" means the Page within Yahoo Personals substantially similar in form to the example attached as Exhibit D (a) to which users will navigate directly if they click on the "Continue to Match.com, click here for more details" link (or such similar language determined by Yahoo) on the Preview Page, and (b) which contains (i) Yahoo and Match co-branding, (ii) appropriate privacy notices as determined by Yahoo, and (iii) the Send Link.

1.2 "CUSTOMER SERVICE HOURS" means the following hours maintained by Match's customer service department: 8:30 a.m. through 8:00 p.m. Central Time Monday through Thursday, 8:30 am. through 5:00 p.m. Central Time each Friday, and 9:30 a.m. through - 5:30 p.m. Central Time, each Sunday.

1.3      "DELIVERY FORMAT" means delivery as an HTTP POST to a single URL.


1.4 "EMAIL Registration" means the registration area within the Pre-Populated Page on the Match Site which requests that users who are eighteen (18) years old or older choose to receive promotional information by clicking on a box that says "Yes, I would like to receive unique offers and information from Match.com's partners" or such other language as Match.com shall determine, subject to Yahoo's approval, which shall not be unreasonably withheld.

1.5 "GETTING STARTED TEXT LINK" means a Link that permits users to navigate directly to the Getting Started Page substantially similar in form to the example attached hereto as EXHIBIT L.

1.6 "GETTING STARTED PAGE" means the Page within Yahoo Personals substantially similar in form to the example attached as EXHIBIT F that includes information advising users that they may also submit their responses to the Personal Ad Fields to Match to allow users the opportunity to create a Match Personal Ad.


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1.7      "INFORMATION PAGE" means the Page within Yahoo Personals substantially similar in form to the example attached hereto as EXHIBIT G, which contains (a) Yahoo and Match co- branding, (b) information regarding the placement of Match Personal Ads on the Match Site, and (c) a Link to the first Page of the Post An Ad Process.

1.8 "INSIDE PERSONALS WEST MODULE" means the module located on the west side of the front Page of Yahoo Personals which contains a listing of certain text links as determined by Yahoo.

1.9 "INTELLECTUAL PROPERTY RIGHTS" means all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

1.10 "LINK" means a visible graphic or textual indicator located within a Page that permits a user to navigate the World Wide Web; when selected by a user, this indicator directs the user's Internet browser connection onward to a specified Page on the same or any other Web site via a URL, (whether perceptible or not) and establishes a direct connection between the browser and the new Page.

1.11 "MATCH BANNER" means an advertising unit that (a) promotes the Match Service; (b) contains Match Brand Features; (c) has dimensions of ** wide by ** high; (d) does not contain more than ** of animation; (e) does not contain **; (f) has a file size **; and (g) permits users to navigate directly to the Match Site.

1.12 "MATCH BANNER LAUNCH DATE" means the date the Parties mutually agree to launch the Match Banners which date shall be on or before January 1, 2001.

1.13 "MATCH BRAND FEATURES" means all trademarks, service marks, logos and other distinctive brand features of Match that are used in or relate to its business.

1.14 "MATCH DELIVERABLES" means those materials necessary for Yahoo to provide the Match Banners in accordance with this Agreement, including but not limited to text, artwork and other design elements, as well as all URLs, URL formats (as applicable) and other functional elements.

1.15 "MATCH LINKS" means any Link placed by Yahoo under this Agreement, including but not limited to the Links pursuant to the Yahoo Linking Program.

1.16 "MATCH INTEREST BOX" is the "check box" substantially similar in form to the example set forth in EXHIBIT H that (a) is set to default as "unselected" if a user does not affirmatively click to check the box,
         (b) users may check to indicate a desire to post a personal ad oil Match, (c) is located on the last Page of the Post An Ad Process, (d) will allow users to navigate directly to the Preview Page by clicking the "continue" button, and (e) contains Match Brand Features.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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1.17     "MATCH PERSONAL AD" means a personal advertisement on the Match Site posted by a user by submitting the Personal Ad Data and completing the Email Registration, as such personal ad may be modified by time to time by such user on the Match Site.

1.18 "MATCH RESTRICTED COMPANY" means those entities listed in Exhibit I and any affiliates of those listed entities.

1.19 "MATCH SERVICE" means the online personals and matchmaking service operated by Match on the Match Site.

1.20 "MATCH SITE" means the Web site owned or operated on behalf on Match, which is dedicated to on-line personal ads and is currently located at HTTP://WWW.MATCH.COM.

1.21 "ONE&ONLY NETWORK" means the Web site owned or operated on behalf of Match, which is dedicated to on-line personal ads and is currently located at HTTP://WWW.ONEANDONLY.COM.

1.22 "OPT-IN USER" means each user (a) who has elected to check the Match Interest Box and continue to the Co-Branded Confirmation Page; (b) who has navigated to the Match Site by clicking on the Send Link: (c) who has completed the Email Registration, and (d) with respect to which Yahoo has provided Match his or her responses to the Personal Ad Fields; provided however, that an Opt-In User will not include any user (as identified by the user's email address) who has either previously been deemed an Opt-In User or who is already a registered Match or One&Only Network user.

1.23 "PAGE" means any World Wide Web page (or, for on-line media other than Web sites, the equivalent unit of the relevant protocol).

1.24 "PAGE VIEW" means a user's request for a Page as measured by Yahoo's advertising reporting system.

1.25 "PRE-POPULATED PAGE" means a Page within the Match Site substantially similar in form to the example attached as EXHIBIT J (a) on which a user's Personal Ad Data will automatically appear to that user as pre-populated responses to the same data field requests as contained in the Personal Ad Fields, (b) that a user must complete in order to create a Match Personal Ad, and (c) which contains the Email Registration.

1.26 "PRE-POPULATED PAGES" means a mechanism created by Match that causes a user's Personal Ad Data as delivered by Yahoo to automatically pre-populate and appear to that user on the Pre-Populated Page as pre-populated responses to the same data field requests as contained in the Personal Ad Fields.

1.27 "PREVIEW PAGE" means the Page within Yahoo Personals substantially similar in form to the example attached as EXHIBIT K (a) to which users will navigate directly if they have elected to check the Match Interest Box and clicked the "continue" button as shown on Exhibit H), (b) which will allow users to link to another Page within Yahoo Personals for


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         the purpose of editing their Yahoo Personal Ad and which Page may include the opportunity for the user to elect and implement optional features that relate specifically to a personal ad (e.g., photographs, edit text, voicemail), before linking back to the Preview Page, and (c) contains a link which navigates users directly to the Co-Branded Confirmation Page.

1.28 "PERSONAL AD DATA" means the responses to the Personal Ad Fields solely by a user who has both (a) checked the Match Interest Box and navigated to the Co-Branded Confirmation Page from the Preview Page; and (b) directly navigated to the Match Site by clicking the Send Link.

1.29 "PERSONAL AD FIELDS" means the following data fields which a user is asked to complete in order to submit his or her Yahoo Personal Ad on Yahoo Personals: Zip Code; Gender: Preference; Ethnicity; Education; Religion; Height; Body Type; Age; Smoke; Drink; Have Children; Ad Title; provided, however, that Yahoo may include additional data fields or delete certain data fields so long as Yahoo uses ** efforts to substitute a deleted data field with another reasonably similar data field.

1.30 "POST AN AD TEXT LINK" means a Link substantially similar in form to the example attached hereto as EXHIBIT L, that permits users to navigate directly to a Page within the Post An Ad Process.

1.31 "POST AN AD PROCESS" means the Page (or Pages as determined by Yahoo) located within Yahoo Personals which includes (a) the process for users to submit a Yahoo Personal Ad to Yahoo, and (b) the Match Interest Box at the end of the data field entry process.

1.32 "REACH MORE PEOPLE TEXT LINK" is a Link substantially similar in form to the example attached hereto as EXHIBIT L, that permits users to navigate directly to the information Page.

1.13 "RUN OF NETWORK" means advertising banner placements in the north banner position across the Yahoo Properties.

1.34 "SEND LINK" is a Link on the Co-Branded Confirmation Page that reads "Send my personal information to Match.com to create a Match.com profile," or similar language determined by Yahoo, that will allow a user to navigate directly to the Pre-Populated Page on the Match Site.

1.35 "TERM" means the period beginning on the Effective Date and continuing for a period of ** after the Yahoo Linking Program Launch Date, unless either party terminates this Agreement in accordance with
         Section 13.2.

1.36 "YAHOO BRAND FEATURES" means all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to its business.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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1.37     "YAHOO EMAIL MESSAGE" means an Email message provided by Match pursuant to Section 4.1 which contains a Link substantially similar in form to the example attached hereto as Exhibit M and which will navigate users directly to the Yahoo Email Message Link Page.

1.38 "YAHOO EMAIL MESSAGE LINK Page" means a "jump page" designed by Yahoo and located within Yahoo Personals to which users will navigate directly from the Yahoo Email Messages.

1.39     "YAHOO LINKING PROGRAM" means the linking program described in Section
         2.4.

1.40 "YAHOO LINKING PROGRAM LAUNCH DATE" means the date Yahoo publicly launches the Yahoo Linking Program or as otherwise provided in Section 8.3.

1.41 "YAHOO PERSONAL ADS" means personal advertisements created in accordance with the information submitted by users of the Yahoo Properties to appear within Yahoo Personals.

1.42 "YAHOO PERSONALS" means the U.S. targeted Yahoo Property dedicated to personal advertisements, currently located at
         HTTP://PERSONALS.YAHOO.COM.

1.43 "YAHOO RESTRICTED COMPANY" means those entities listed in EXHIBIT N and any affiliates of those listed entities.

1.44 "YAHOO PROPERTY" means any Yahoo branded or co-branded property or service that is (a) within the yahoo.com domain; (b) targeted at users in the United States; (c) developed in whole or in part by Yahoo; and
         (d) distributed or made available to the general public by Yahoo via the Internet or third party networks. "Yahoo Properties" will not be deemed to mean any Yahoo branded or co-branded property or service that is (1) outside the yahoo.com domain (e.g., HTTP://WWW.BROADCAST.COM); or (2) targeted at users outside the United States, regardless of whether the property or service is within the yahoo.com domain (e.g., http://espanol.yahoo.com).

SECTION 2. YAHOO LINKING PROGRAM.

2.1 PRE-POPULATION PROCESS. Match will be solely responsible for creating and maintaining the Pre-Populated Page and the Pre-Population Process during the Term. Match agrees that it will not make any material changes to the Pre-Populated Page without the approval of Yahoo, which approval will not be unreasonably withheld. The Parties acknowledge that the Personal Ad Data provided by Yahoo to Match may include blank responses by users who have elected not to respond to certain Personal Data Fields that are optional.

2.2 DESIGN AND MAINTENANCE. Yahoo will be solely responsible for creating and maintaining the Yahoo Linking Program during the Term. Yahoo will be the "executive producer" of, and Yahoo will control and have sole discretion with respect to, the appearance, design, layout, service offerings, and look-and-feel of Yahoo Personals, all offerings within Yahoo Personals, and the Yahoo Linking Program, except as otherwise set forth in


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         Section 7.1 and the following sentence in this Section 2.2. Yahoo agrees that it will not make any material changes to Exhibits D, F, G and L solely with respect to the location, relative size, and relative prominence of the Match Brand Features, the location, relative size, and relative prominence of the Match Links, and the language of the text specifically relating to Match without the approval of Match, which approval will not be unreasonably withheld. In addition, Yahoo agrees that it will consider suggestions by Match to the Pages described in Exhibits D, F, G, and I, above relating to the enhancement of the user experience.

2.3 COMMENCEMENT. Yahoo will use ** to be "ready to commence" (as defined in Section 8.3) the Yahoo Linking Program by no later than December 22, 2000; provided, however, that Match acknowledges that Yahoo will not launch the Yahoo Linking Program until Match has created and implemented a functional Pre-Population Process and Pre-Population Page. Match will use ** to create and implement the Pre-Populated Page and Pre-Population Process by December 22, 2000. Yahoo and
         Match will use ** efforts to publicly launch the Yahoo Linking Program as soon as practical following the date on which both (1) Yahoo is ready to commence the Yahoo Linking Program and (2) Match has created and implemented a functional Pre-Population Process and Pre-Population Page.

2.4 PLACEMENT. The Yahoo Linking Program will consist of a mechanism created by Yahoo for providing the Personal Ad Data to Match via the Delivery Format, and placement of the following:

         (a) the Post an Ad Text Link, Reach More People Text Link and the Getting Started Text Link within the Inside Personals West Module;

         (b) the Getting Started Page, Information Page and the Co-Branded Confirmation Page;

         (c)  the Match Interest Box; and

         (d)  the Send Link.

2.5 PRIVACY NOTICES. Yahoo may include appropriate privacy notices in connection with the Yahoo Linking Program as it determines in its sole discretion. Match will include its privacy policy, as such policy may be amended front time to time in Match's discretion, on the Pre-Populated Page by hyperlink.

2.6 CUSTOMER SERVICE. Match will be responsible for all customer service relating to the Match Service.

2.7 ADVERTISING RIGHTS. Subject to Section 7.1, Yahoo will (a) have the sole right to sell, license or otherwise transfer the right to advertise on each Page of the Yahoo Properties, including but not limited to Yahoo Personals, and (b) retain all revenue generated from

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         the transfer of such right. All advertising strategy, rates and policies will be established by Yahoo in its sole discretion.

SECTION 3.    MATCH BANNERS.

3.1 MATCH BANNER. Commencing oil the Match Banner Launch Date, Yahoo will provide the Match Banner on a rotating basis through Run of Network until its Page View Obligation under Section 3.2 is met.

3.2 PAGE VIEWS OBLIGATION. With respect to the Match Banner, Yahoo will deliver ** Page Views (the "Page View Obligation") of the Match Banners. Yahoo will make ** to deliver these Page Views according to the specific breakdown set forth in EXHIBIT A. Such Page Views will be scheduled to be delivered evenly over the ** period commencing on the Match Banner Launch Date, unless otherwise agreed by the Parties ("Banner Period").

3.3 MAKE GOOD. In the event that Yahoo fails to meet its Page View Obligation before expiration of the Term, Yahoo will "make good" the shortfall in the areas of placement set forth in EXHIBIT A by extending its obligations under Sections 3.2 until its Page Views Obligation is satisfied within ** following the end of the Term. The provisions of this Section 3.3 set forth the liability of Yahoo, and Match's sole remedy, for Yahoo's failure to meet its Page View Obligation.

3.4 INITIAL PAGE VIEW DELIVERY. Match will purchase and Yahoo will make ** to deliver, the first ** Page Views of the Page View Commitment by the ** anniversary date of the Yahoo Linking Program Launch Date Initial Page View Delivery"). In the event that either Party exercises its right of early termination pursuant to Section 13.2(a)(ii) and Yahoo fails to deliver the Initial Page View Delivery, Yahoo will "make good" the shortfall within ** after such early termination. The previous sentence of this Section 3.4 sets forth the entire liability of Yahoo, and Match's sole remedy, for Yahoo's failure to meet the Initial Page View Delivery of the Page View Obligation in the event of such early termination.

3.5 MATCH BANNER SPECIFICATIONS: The Match Banner promotion shall comply with Yahoo's applicable standard advertising specifications, including those set forth at HTTP://WWW.YAHOO.COM/DOCS/ADVERTISING/OPS/FRONT PAGE.HTML. The same may be modified by Yahoo at its discretion. In addition, Yahoo reserves the right, at any time, to redesign or modify the organization, structure, specifications, "look and feel," navigation. guidelines and other elements of any Yahoo Property on which a Match Banner is placed; provided, however, that in such event Yahoo will provide Match with reasonably similar placement of the Match Banners as provided pursuant to the Agreement.

SECTION 4.    MATCH EMAIL PROGRAM

4.1 MATCH EMAIL DELIVERY. Match will deliver ** Yahoo Email Messages ("Yahoo Email Obligation") and will use commercially reasonable efforts to

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         deliver the Yahoo Email Messages in accordance with the specific breakdown in EXHIBIT E and in an evenly distributed manner over the Term. Match will make commercially reasonable efforts to deliver the first ** Yahoo Email Messages by the ** anniversary date of the Yahoo Linking Program Launch Date ("Initial Yahoo Email Delivery"). In the event that (a) either Party exercises its right of early termination pursuant to Section 13.2(a)(ii) and Match fails to deliver the Initial Yahoo Email Delivery, Match will "make good" the shortfall in the areas of placement set forth in EXHIBIT E within ** after such early termination, or (b) neither Party exercises its right of early termination and Match fails to deliver the Yahoo Email Obligation before the expiration of the Term, Match will "make good" the shortfall in the areas and placement set forth in EXHIBIT E until the total number of Yahoo Email Messages are delivered in full within ** following the expiration of the Term. Such "make good" sets forth the entire liability of Match, and Yahoo's sole remedy, for Match's failure to meet its obligations with respect to the total number of Yahoo Email Messages to be delivered hereunder. Match will only deliver Yahoo Email Messages to users who have indicated a willingness to receive promotional offers from Match. The Parties agree more than one Yahoo Email Message may go to the same user provided that such Yahoo Email Messages are each unique. Yahoo will provide to Match the Yahoo-related text for the Yahoo Email Messages. Match will not send any Yahoo Email Messages referencing any Yahoo Restricted Company. Notwithstanding the foregoing, Match shall be permitted to include ** with ** in connection with such companies' ** properties.

4.2 MATCH RESTRICTED COMPANIES. In no event will Yahoo ** or ** or **, or ** or ** the placement on the Yahoo Email Message Link Page which contains any graphic or textual hyperlinks or promotions from any Match Restricted Companies.

4.3 COMPLIANCE WITH LAW. All content and material contained in the Yahoo-related text for the Yahoo Email Messages must ** comply, with all applicable federal, state and local laws, rules and regulations, including but not limited to consumer protection laws and rules and regulations governing product claims, truth in labeling and false advertising.

SECTION 5. IMPLEMENTATION.

5.1 USER INTERFACE. Yahoo will be solely responsible for the user interface and placement of the Yahoo Linking Program. Except as otherwise provided in this Agreement, Yahoo reserves the right, at any time, to redesign or modify the organization, structure, specifications, "look and feel," navigation, guidelines and other elements of any Yahoo Property, including any Yahoo Property on which a Match Link or Match Banner is placed.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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5.2      MATCH DELIVERABLES. Match will be solely responsible for and will provide Yahoo with all Match Deliverables in accordance with the specifications set forth in this Agreement and Yahoo's standard advertising guidelines, currently located under the "Facts and Figures" category at HTTP://FUSION.YAHOO.COM and subject to change from time to time. Match's compliance with the aforementioned specifications and guidelines will be determined by Yahoo in its reasonable discretion. Match will deliver to Yahoo (a) the Match Deliverables at least ** before the Match Banner Launch Date, and
         (b) any mutually agreed upon updates to those Match Deliverables at least ** prior to the scheduled activation date of the first affected Match Banner.

5.3 YAHOO RESTRICTED COMPANIES. In no event will Match sell or barter **, or **, for placement on the ** on the ** that users reach by click-through directly from any Match Banner which contains any graphic or textual hyperlinks or promotions from any Yahoo Restricted Companies in a manner that specifically targets such advertising to appear to users that click through from a Yahoo Property. For example, it will be considered a material breach of this Agreement if Match or any of its agents or representatives offer, sell, place, or barter any advertisement placements to or for Yahoo Restricted Companies on such pages based on any consideration that Yahoo users may click-through to such pages. Further, in no event will the first page on the Match Site that users reach by clicking-through directly from any Match Link pursuant to the Yahoo Linking Program contain graphic or textual hyperlinks or promotions of any Yahoo Restricted Company.

5.4 LINK BACK TO YAHOO. Match will place a Yahoo graphic link (Back to Yahoo Personals") on the top of the first Page of the Match Site to which users click through directly from any Link as part of the Yahoo Linking Program. The Yahoo graphic link will (a) be placed in a manner determined by Match and reasonably approved by Yahoo; (b) contain the Yahoo name and logo as provided by Yahoo in a mutually acceptable size; and (c) directly link the user back to a Page on the Yahoo Properties, as designated by Yahoo.

5.5 MATCH SITE PERFORMANCE. The Match Site shall be maintained to (a) handle ** simultaneous requests; (b) handle a ** uptime and ** downtime per ** of the Term (except for planned downtime that may be required for system enhancements, upgrades or preventative maintenance); and (c) initiate data transfers from the Match Site to the Yahoo Network within **, on average, of request.

5.6 COMPLIANCE WITH LAW; Disclaimers. All content and material contained in the Match Links and Match Banners must ** comply with all applicable federal, state and local laws, rules and regulations, including but not limited to consumer protection laws and rules and regulations governing product claims, truth in labeling and false advertising.
         All content and material contained in the Match Links and the Match Banners provided hereunder are subject to Yahoo's prior approval, which approval will not be unreasonably withheld.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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5.7      USER EXPERIENCE. Yahoo and Match will use ** efforts to prevent their respective users from abusing the other's users (e.g., Yahoo and Match will attempt to reduce the "spam" that appears on the Yahoo Personals site from users of Match Site and the One&Only Network and vice versa).

5.8 QUARTERLY MEETINGS. The Parties will use ** efforts to cause the appropriate individuals from each Party to meet ** during the Term at the Yahoo offices in Santa Clara, California, to discuss the performance of the Yahoo Linking Program.

SECTION 6.        LICENSES.

6.1 YAHOO BRAND FEATURES. During the Term, Yahoo hereby grants to Match a non-exclusive, non-transferable, worldwide, royalty-free license to use, reproduce and display the Yahoo Brand Features solely as described in Sections 4.1 and 5.4.

6.2 MATCH BRAND FEATURES. During the Term, Match hereby grants to Yahoo a non-exclusive, non-transferable, worldwide, royalty-free license to use, reproduce and display the Match Brand Features solely (a) to indicate the location of the Match Links and in the Match Banners as set forth herein; (b) in connection with the marketing and promotion of the Yahoo Linking Program; and (c) subject to Match's prior approval, in connection with the marketing and promotion of the Yahoo Properties.

SECTION 7.        RESTRICTIONS AND RIGHT OF FIRST PRESENTATION

7.1 PROGRAM RESTRICTIONS. During the Term, in no event shall Yahoo ** to appear ** to any third party which allows users to ** to such third party's site from Yahoo Personals nor shall Yahoo, prior to the End Date (as defined in Section 7.2 below), offer any such program to any third party, whether or not such program is to appear on ** during or after the Term. Notwithstanding the foregoing, this provision shall not prevent Yahoo from accepting advertising on any Yahoo Property, including but not limited to **, from any advertiser; provided, however, Yahoo may not ** such **, or **, in it manner that specifically targets ** of Match Restricted Companies to appear on the same page as the Match Banners or within the Co-Branded Confirmation Page or the Information Page. For purposes of clarification, the parties acknowledge that advertising of Match Restricted Companies may appear on the same page as the Match Banners from time to time in connection with a "run of network" or similar advertising rotation.

7.2 RIGHT OF FIRST PRESENTATION. At least ** prior to the expiration of the Term, Yahoo will provide written notice to Match in the event that Yahoo, in its sole discretion, elects to extend the availability of the terms of the Yahoo Linking Program as combined with the terms of the placement of the Match Banners to Match. Yahoo will describe Yahoo's reasonable business requirements for such program in its written notice to Match. The parties will use good-faith efforts to negotiate and execute an agreement memorializing their respective relationship with respect to such program under

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         reasonable terms and conditions. If Match declines to commence good faith negotiations with Yahoo within ** after receiving such written notice from Yahoo, or if the parties fail to reach agreement within ** following the commencement of good faith negotiations (in either case, the "End Date"), Yahoo may offer the opportunity to any third party. The parties acknowledge that the opportunities and terms offered in any such program may differ substantially from those contained in this Agreement.

SECTION 8.        PAYMENTS.

8.1 SLOTTING FEE. Match will pay to Yahoo a non-refundable, non-creditable slotting fee of **. ** dollars ** of such fee shall apply towards the purchase of the Yahoo Linking Program and ** of such fee shall apply towards the purchase of the Match Banners. Such fee shall be paid to Yahoo in accordance with the payment schedule set forth on EXHIBIT B hereto. The first such payment shall be designated a non-refundable set up fee for the design, consultation, development, implementation and placement of the Yahoo Linking Program and the Match Banners.

8.2 CONVERSION OF SLOTTING FEE. In the event that Match fails in any material respects to provide Yahoo with the Match Deliverables in accordance with Section 5.2, all payments made or due hereunder for the Match Banners (as indicated on Exhibit P,) will be converted to a non-refundable holding fee for making the advertising inventory available to Match as provided herein until Match cures such deficiency. In the event that Match fails to provide a functioning Pre-Population Process and Pre-Populated Page at the title that Yahoo is ready to commence the Yahoo Linking Program (as described in Section 8.3), all payments made or due hereunder for the Yahoo Linking Program (as indicated on Exhibit B) will be converted to a non-refundable holding fee for making the Yahoo Linking Program available to Match as provided herein until Match cures any deficiency hereunder.

8.3 DELAY OF YAHOO LINKING PROGRAM LAUNCH DATE. In the event that Yahoo is ready to commence the Yahoo Linking Program by December 22, 2000, but Yahoo is prevented from launching the Yahoo Linking Program because Match has not developed and implemented a functioning Pre-Population Process or the Pre-Populated Page, Match will continue to be obligated to make all payments in accordance with the schedule specified on EXHIBIT B and the Yahoo Linking Program Launch Date will be deemed to be December 22, 2000, regardless of when the Pre-Population Process is implemented by Match. However, if Yahoo is not ready to commence the Yahoo Linking Program by December 22, 2000, then (a) Match will still be obligated to make the December 1, 2000 and the December 22, 2000 payments, and all payments relating to the Yahoo Promotion, as described on EXHIBIT B, and (b) the due date for the remaining payments for the Yahoo Linking Program will be adjusted by the number of days from December 22, 2000 until the Yahoo Linking Program Launch Date (e.g., if Match has provided the Pre-Population Process but Yahoo delays the Yahoo Linking Program Launch Date until December 30,

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    information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         2000, the due date for the ** payment will be adjusted to **, the **
         payment, will be adjusted to ** and so forth). The Parties further agree that if Yahoo is not ready to commence the Yahoo Linking Program by **, then, notwithstanding Section 8.1, (a) Yahoo will ** upon execution of this Agreement equal to ** and the portion of the ** and ** to Yahoo attributable to the Yahoo Linking Program (as indicated on Exhibit B) and (b) the obligations of both Parties solely with respect to the Yahoo Linking Program shall terminate. Yahoo will be deemed "ready to commence" the Yahoo Linking Program as described in this Section when (a) Yahoo has developed (but not yet made publicly available) all of the links described in Section 2.4, and (b) Yahoo has developed (but not yet implemented) the mechanism to deliver the Personal Ad Data to Match in the Delivery Format, regardless of whether Match has developed the Pre-Population Process or the Pre-Populated Page. This provision describes Yahoo's sole liability for its failure to provide the Yahoo Linking Program by **.

8.4 OPT-IN FEE. In addition, Match will pay to Yahoo ** for each Opt-In User ** as measured on a cumulative basis during the Term (the "Opt-In Threshold"). Notwithstanding the foregoing, in no event will the total amount that Match pays to Yahoo in connection with the Agreement exceed **. After the Opt-In Threshold has been reached, Match's payments to Yahoo for Opt-In Users in excess of the Opt-In Threshold will be due and payable within thirty (30) days of the end of each month based on the number of Opt-In Users during that month. With each payment, Match will provide Yahoo a report certified by an officer of Match showing the number of Opt-In Users. Match will maintain complete and accurate records in accordance with generally accepted methods of accounting to revenue share transactions described in this section, and will allow Yahoo, at its own expense, to direct an independent certified public accounting firm or other qualified independent auditor to inspect and audit such records during normal business hours with written notice to Match to determine whether there has been any underpayment of payments herein. In the event that any audit reveals ail underpayment of more than **, Match will pay the reasonable cost of such audit and the amount equal to such underpayment.

8.5 PAYMENT INFORMATION. All payments herein are non-refundable and non-creditable and will be made by Match via wire transfer into Yahoo's main account according to the wire transfer instructions set forth in EXHIBIT C.

8.6 LATE PAYMENTS. Any portion of the above payments that has not been paid to Yahoo within 5 days after the dates set forth herein will bear interest at the lesser of (a) 1% per month or (b) the maximum amount allowed by law.

SECTION 9.    CONFIDENTIAL INFORMATION, PUBLICITY, AND USER DATA.

9.1 TERMS AND CONDITIONS. The terms and conditions of this Agreement will be considered confidential and will not be disclosed to any third parties, except to Match's or Yahoo's

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    information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         accountants and attorneys, or except as otherwise required by law.
         Neither party will make any public announcement regarding the existence of this Agreement without the other party's prior written approval. If this Agreement or any of its terms must be disclosed under any law, rule or regulation (e.g., as part of a filing with the United States Securities and Exchange Commission), excluding an order or other discovery request that is issued under seal by a court of competent jurisdiction or that is otherwise subject to non-disclosure, the disclosing party will (a) give written notice of the intended disclosure to the other party at least 5 days in advance of the date of disclosure; (b) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations; and (c) submit a request, to be agreed upon by the other party, that such portions and other provisions of this Agreement requested by the other party receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest coincidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.2 PUBLICITY. Any and all public announcements relating to this Agreement and to subsequent transactions between Yahoo and Match and the method of their release must be approved in advance of the release, in writing, by both Yahoo and Match. Both parties will cooperate to prepare and distribute a press release from Match upon commencement of the Yahoo Linking Program which generally describes the Yahoo Linking Program within l0 business days of the date the Yahoo Linking Program is made publicly available.

9.3 NONDISCLOSURE AGREEMENT. Yahoo and Match acknowledge and agree that the terms of the Mutual Nondisclosure Agreement between the Parties dated effective as of November 20, 2000 will be incorporated by reference and made a part of this Agreement, and will govern the use and disclosure of confidential information and all discussions pertaining to or leading to this Agreement.

9.4 USER DATA. Yahoo and Match agree that protecting users' privacy rights is a critical element of their business relationship. Accordingly, each party agrees to adhere to TRUSTe guidelines on the collection and use of all user data. Match agrees that it will collect such data pursuant to written privacy policies that are conspicuously posted via hyperlinks on all pages where a user is requested to provide personal or financial information and will continuously satisfy all applicable privacy and consumer protection laws and regulations. Yahoo agrees that it will collect such data pursuant to written privacy policies that are conspicuously posted via hyperlinks on the pages where a user is requested to provide responses to the Personal Ad Fields pursuant to this Agreement and will continuously satisfy all applicable privacy and consumer protection laws and regulations.

9.5 DATA OWNERSHIP: All information and data provided to Yahoo by users of the Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties (including, without limitation, the Personal Ad Data) will be retained by and owned solely by Yahoo. Notwithstanding the foregoing and subject to the restrictions set


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         forth in Section 9.6 below, Yahoo will grant to Match an irrevocable
         (except as otherwise provided in Section 9.8), perpetual, limited, non-exclusive, non-transferable license (the "Data License") to use, display and reproduce the Personal Ad Data. provided, however. such user has expressed his or her consent by completing the Email Registration ("Shared User Data"). All other Personal Ad Data received by Match with respect to which a user has not completed the Email Registration will be immediately destroyed by Match. All other information and data provided to Match on the Match Site or otherwise collected by Match relating to user activity oil the Match Site will be retained by and owned solely by Match. Each party agrees to use all personally identifying information only as authorized by the user that provided such information and will not disclose, soil. license or otherwise transfer any such user information to any third party other than in accordance with its published privacy policy or use the user information for the transmission of "junk mail," "spam," or any other unsolicited mass distribution of information.

9.6 EMAIL REGISTRATION RESTRICTIONS: Match will include the Email Registration on the Pre- Populated Page for users who have both (a) checked the Match Interest Box and navigated to the Co-Branded Confirmation Page by clicking the "continue" button for more details; and (b) directly navigated to the Match Site by clicking the Send Link. In the event a user "opts-in" to receive such promotion or other information from Match by completing the Email Registration, Match agrees to use the information provided by such user and any Shared User Data solely for its own use and with the understanding that none of the information provided by such users and any Shared User Data. and reports or data or information containing such information, will be sold, loaned, rented or otherwise transferred or made available or otherwise disclosed or conveyed directly or indirectly to any third parties without prior approval of such user and, during the Term, Yahoo; provided that the public posting of information by a user who has affirmatively consented to such posting on the Match Site will not be considered to be a violation of the Data License. During the Term, Match further agrees that with respect to any email and/or other messages from Match to users who have completed the Email Registration, Match will not send messages referencing any Yahoo Restricted Company. Notwithstanding the foregoing, Match shall be permitted to include ** to its ** with **, ** in connection with such companies' ** properties.

9.7 PRIVACY OF USER DATA. Match shall use commercially reasonable efforts to ensure that all information provided by users pursuant to this Agreement is maintained, accessed and transmitted in a secure environment and in compliance with industry standard security specifications. Match shall provide a link to its policy regarding the protection of user data on those pages of the Match Site where the user is requested to provide personal information.

9.8 DATA LICENSE. The Parties agree that Yahoo may revoke the Data License in the event that (a) Match does not comply with any order issued by any Court of law relating to the Data license or (b) Match fails to pay any judgment against it relating to its failure to comply with the Data License.

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    information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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SECTION 10. LIMITATION OF LIABILITY.

EXCEPT WITH RESPECT TO A PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN
SECTION 12, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (A) IN EXCESS OF ** IN THE AGGREGATE (OTHER THAN WITH RESPECT TO
PAYMENT OBLIGATIONS) AND (B) ANY AMOUNT WITH RESPECT TO ANY SUBJECT MATTER, OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE, THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF REVENUE OR GOODWILL OR ANTICIPATED PROFITS OR LOST OF BUSINESS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES: OR (II) THE COST OR PROCUREMENT OF SUBSTITUTE SERVICES.

SECTION 11. REPRESENTATIONS AND WARRANTIES.

11.1 BY MATCH. Match represents and warrants that at all times during the Term (a) Match will comply in all material respects with its Terms of Use, privacy policy, user instructions regarding the use of their data, and any other guidelines posted on the Match Site; (b) Match will notify Yahoo within ** of any complaints that it receives relating to any Match Personal Ad placed in connection with the Yahoo Linking Program; (c) Match will remove any Match Personal Ad placed in connection with the Yahoo Linking Program for any reason within ** after receipt of a request by Yahoo during Customer Service Hours or, within ** of the next commencement of Customer Service Hours if such request is received by Match outside of Customer Service Hours; (d) Match has no notice as of the Effective Date that the Pre-Population Process violates any Intellectual Property of any third party; (e) Match has no knowledge that the Pre-Population Process violates any Intellectual Property of any third party; and (f) Match has obtained, through its ultimate parent company, USA Networks, Inc., and will keep in force during the Term and two (2) years thereafter, a blanket entertainment errors and omissions insurance policy in the amount of ** per occurrence and ** in the aggregate covering Match, USA Networks, Inc. and USA Networks, Inc.'s other subsidiaries, a copy of which has been provided to Yahoo, to cover all risks relevant to this Agreement (subject to the wording of the policy) and that Yahoo has been added to such policy as an additional insured.

11.2 BY YAHOO. Yahoo represents and warrants that at all times during the Term the Yahoo Brand Features and the Yahoo-related text for the Yahoo Email Messages as provided by Yahoo to Match do not infringe the rights of any third party, including without limitation any Intellectual Property Rights, rights of publicity, rights of personality, rights of privacy, rights to payment of royalties, or any other rights of third parties.

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    with a request that this information be kept confidential.

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SECTION 12. INDEMNIFICATION.

12.1 BY MATCH. Match must, at its own expense, indemnify, defend and hold harmless Yahoo, its affiliates and each of their respective officers, directors, employees, representatives, and agents from and against and in respect of any and all claims, liabilities, allegations, suits, actions, investigations, judgments, deficiencies, settlements, inquiries, demands or other proceedings of whatever nature or kind, whether formal or informal, brought against Yahoo, its affiliates or any of their respective officers, directors, employees, representatives, or agents, as well as from and against and in respect of any and all damages, liabilities, losses, costs, charges, fees and expenses, including without limitation reasonable legal fees and expenses, as and when incurred, relating to, based upon, incident to, arising from, or in connection with (a) any claim that Match has not complied with its Terms of Use, privacy policy, user instructions regarding the use of user data, or any other guidelines posted on the Match Site; (b) any claim that the Match Deliverables (including the Match Brand Features as provided by Match to Yahoo) infringe the rights of any third party, including without limitation any Intellectual Property Rights, rights of publicity, rights of personality. rights of privacy, rights to payment of royalties, or any other rights of third parties; (c) any violation by Match of the Data License or its failure to destroy the Personal Ad Data pursuant to Section 9.5; (d) any violation by Match of its obligations or restrictions specified in
         Section 9.6 with respect to user information and Shared User Data; (e) any breach by Match of its representations and warranties contained in
         Section 11.2; and (1) any other claim not otherwise subject to indemnity pursuant to Section 12.1(a) through (e) above that the services distributed, offered or provided by Match, including the Pre-Population Process, infringe in any manner any Intellectual Property Right of any third party or contains ally material or information that is obscene, defamatory, libelous, slanderous, violates any law or regulation, is negligently performed, or otherwise violates ally person's right of publicity, privacy or personality. or has otherwise resulted in any fraud, product liability, tort, breach of contract injury, damage or harm to any person or entity; provided, however, that solely with respect to this Section ** only, Match's indemnification obligations shall be **.

12.2 BY-YAHOO. Yahoo must, at its own expense, indemnify defend and hold harmless Match, its affiliates and each of their respective officers, directors, employees, representatives, and agents from and against and in respect of any and all claims, liabilities, allegations, suits, actions, investigations, judgments, deficiencies, settlements, inquiries, demands or other proceedings of whatever nature or kind. whether formal or informal, brought against Match, its affiliates or any of their respective officers, directors, employees, representatives, or agents, as well as from and against and in respect of any and all damages, liabilities, losses, costs, charges, fees and expenses, including without limitation reasonable legal fees and expenses, as and when incurred, relating to, based upon, incident to, arising from, or in connection with the breach by Yahoo of any of its ** contained in Section **.

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    with a request that this information be kept confidential.

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12.3     PROCEDURE. All indemnification obligations under this Section will be subject to the following requirements: (a) the indemnified party will provide the indemnifying party with prompt written notice of any claim;
         (b) the indemnified party will permit the indemnifying party to assume and control the defense of any claim upon the indemnifying party's written acknowledgment of the obligation to indemnify and (c) the indemnifying party will not enter into any settlement or compromise of any claim without the indemnified party's prior written consent, which will not be unreasonably withheld. In addition, the indemnified party may, at its own expense, participate in its defense of any claim.

SECTION 13. TERM AND TERMINATION.

13.1 TERM. This Agreement will commence upon the Effective Date and will remain in effect for the Term.

13.2     EARLY TERMINATION.

         (a)  By Either PARTY.

                  i. This Agreement may be terminated at any time by either party (1) immediately upon written notice if the other party (A) becomes insolvent; (B) files a petition in bankruptcy; or (C) makes an assignment for the benefit of its creditors; or
                           (2) ** after written notice to the other party of such other party's breach of any of its representations, warranties, or obligations under this Agreement in any material respect ** in the case of a failure to pay), which breach is not remedied within such notice period. In the event that Yahoo provides a notice of termination under clause (2) above with respect to a breach by Match of its representations or warranties, Yahoo shall have the right to suspend performance under
                           Section 2.4 of this Agreement for the notice period unless and until the breach is fully remedied by Match prior to the expiration of the notice period and, in the event the breach is fully remedied, the Term shall be extended by the aggregate number of days Yahoo has suspended performance pursuant to this Section 13.2(a)i, not to exceed **.

                  ii. In addition, either party will have the ** to terminate the Agreement as of the ** anniversary date of the Yahoo Linking Program Launch Date by providing the other party with at least ** written notice prior to such anniversary date. In the event either Party exercises its right of early termination pursuant to this
                           Section 13.2(a)(ii), all obligations will end as of the effective date of such early termination other than (A) Yahoo's "make good" obligations, if any, with respect to delivery of ** Yahoo Page Views and Match's "make good" obligations, if any, with respect to ** Yahoo Email Messages under the Agreement, (B) Match's obligation to make payments

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    with a request that this information be kept confidential.

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                           pursuant to Section 8.1 equal to least ** (which
                           includes the first payment of **), ** of which will apply towards the payment for the Yahoo Linking Program, and (C) Match's obligation to pay any fees for Opt-In Users obtained prior to the date of termination pursuant to Section 8.4.

         (b) BY YAHOO. Further, Yahoo shall have the right to terminate this Agreement upon ** notice in the event that the aggregate of the Match Site the One&Only Network and all other matchmaking sites owned by USA Networks. Inc. and its affiliates is no longer one of the top ** sites for paid matchmaking and personals service as determined by Media Metrix reach index. In the event that Yahoo exercises its rights of termination pursuant to this Section prior to the end of the then-current Payment Period (as defined on Exhibit A), Yahoo agrees that it will shall ** attributable to the Yahoo Linking Program with respect to the remainder of such Payment Period. Such ** will be calculated by dividing the pre-paid slotting fee attributable to the Yahoo Linking Period by ** and multiplying the result by the ** remaining in the then-current Payment Period as of the effective date of termination under this Section 13.2(b).

         (c) NON-EXCLUSIVE REMEDY. Unless otherwise provided, the foregoing rights of termination will be in addition to any other legal or equitable remedies that the terminating party may have.

         (d) INJUNCTIVE-RELIEF. Yahoo and Match acknowledge that a breach of the obligations contained in this Agreement relating to privacy and Shared User Data, including without limitation, any breach of the Data License, will cause irreparable harm to Yahoo to which monetary damages would be inadequate. Accordingly, in addition to any other remedy to which Yahoo maybe entitled at law or in equity, Yahoo may be entitled to injunctive relief to prevent breaches of any provision of this Agreement and to specifically enforce the terms and provisions hereof.

13.3 EFFECT OF TERMINATION. The provisions of Sections 1, 8 (with respect to payments accrued through the date of expiration or termination) 9, 10, 11, 12, and 14 shall survive expiration or termination of this Agreement.

SECTION 14. GENERAL PROVISIONS.

14.1 INDEPENDENT CONTRACTORS. It is the intention of Yahoo and Match that Yahoo and Match are, and will be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement will be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, franchise, seller-salesperson, master-servant, fiduciary or other similar relationship between Yahoo and Match.

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    with a request that this information be kept confidential.

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14.2     ENTIRE AGREEMENT. This Agreement, including but not limited to all
         Exhibits attached hereto, each of which is incorporated herein be reference, represents the entire agreement between Yahoo and Match with respect to the subject matter hereof and thereof and will supersede all prior agreements and communications of the parties, oral or written, including but not limited to the Letter of Intent dated November 6. between Yahoo and Match.

14.3 AMENDMENT AND WAIVER. No amendment to, or waiver of, any provision of this Agreement will be effective unless in writing and signed by both parties. The waiver by any party of any breach or default will not constitute a waiver of any different or subsequent breach or default.

14.4 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.

14.5 LEGAL FEES. The prevailing party in any legal action brought by one party against the other party and arising out of this Agreement will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court and arbitration costs, as well as reasonable attorneys' fees.

14.6 SUCCESSORS AND ASSIGNS. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which will not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement to an entity that acquires substantially all of the stock or assets of a party to this Agreement; except that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee ** provided that ** and its affiliates, as set forth in EXHIBIT O hereto (or any company formed as a result of a combination of such companies) shall in no event be considered a ** solely for purposes of this sentence. All terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

14.7 FORCE MAJEURE. Neither party will be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party. If such event continues for more than 30 days, the other party may terminate this Agreement without further obligation.

14.8 NOTICES. All notices, requests, consents and other communications to Yahoo that are required or permitted under this Agreement will be deemed to have been made immediately if made by facsimile or electronic mail (confirmed by concurrent written

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    information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         notice sent via overnight courier for delivery by the next business day) to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051,
         Fax: ** Attention: Senior Vice President, Business Development (e-mail: **), with a copy to its General Counsel (e-mail: **) or such other address as Yahoo specifies to Match. All notices, requests, consents and other communications to Match that are required or permitted under this Agreement will be deemed to have been made immediately if made by facsimile or electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day) to Match at 3001 E President George Bush
         Hwy., Suite 100, Richardson, Texas 75028. Attn: President, Fax:
         (214) 576-9352, with a copy to Ticketmaster Online-Citysearch, Inc. at 790 E Colorado Blvd., Suite 100, Pasadena, California 91101, Fax:
         626-405-0929. Attention: General Counsel, or to such other address as Match specifies to Yahoo. Notice by any other means will be deemed to have been made when actually received by the party to which notice is provided.

14.9 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10 HEADINGS. The section headings contained in this Agreement are included for convenience only, and will not limit or otherwise affect the terms of this Agreement.

14.11 COUNTERPARTS. This Agreement may be executed in two counterparts, both of which taken together will constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

14.12 AUTHORITY. Each of Yahoo anti Match represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.


                            [SIGNATURE PAGE FOLLOWS]

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    with a request that this information be kept confidential.


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         This Distribution and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                              MATCH.COM, INC.


By: /s/ Ellen Siminoff                   By:  /s/ Cynthia A. Hennesey
    ----------------------------              ----------------------------------
Name:  Ellen Siminoff                    Name:  Cynthia A. Hennesey
       -------------------------                --------------------------------
Title: Senior Vice President             Title: President, Match.com
       -------------------------                --------------------------------
Date:  November 20, 2000                 Date:  November 20, 2000
       -------------------------                --------------------------------
Address: 3420 Central Expressway         Address: 3001 E. Pres. George Bush Hwy.
         Santa Clara, CA 95051                    Richardson, TX 75082
         -----------------------                  ------------------------------

Attn:                                    Attn:  Cynthia A. Hennesey
Tel:   **                                Tel:   **
Fax:                                     Fax:   **
Email: **                                Email: **

-------------
** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.


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